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NATIONAL BANK OF GREECE S.A.

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF AMERICAN

DEPOSITARY SHARES

DEPOSIT AGREEMENT

May 28, 1998

As Amended and Restated as of October 25, 1999

As Amended and Restated as of December 3, 1999

As Amended and Restated as of December 31, 2001

As Amended and Restated as of ________________, 2010

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SECTION 1.01.

ACCOUNT OPERATOR.

SECTION 1.02.

AMERICAN DEPOSITARY SHARES.

SECTION 1.03.

ARTICLES.

SECTION 1.04.

ARTICLE; SECTION.

SECTION 1.05.

BENEFICIAL OWNER.

SECTION 1.06.

COMMISSION.

SECTION 1.07.

CUSTODIAN.

SECTION 1.08.

DEMATERIALISED SECURITIES SYSTEM.

SECTION 1.09.

DEPOSIT AGREEMENT.

SECTION 1.10.

DEPOSITARY; CORPORATE TRUST OFFICE.

SECTION 1.11.

DEPOSITED SECURITIES.

SECTION 1.12.

DOLLARS; DRACHMAS; EURO.

SECTION 1.13.

FOREIGN CURRENCY.

SECTION 1.14.

FOREIGN REGISTRAR.

SECTION 1.15.

INVESTOR ACCOUNT.

SECTION 1.16.

ISSUER.

SECTION 1.17.

OWNER.

SECTION 1.18.

RECEIPTS.

SECTION 1.19.

REGISTRAR.

SECTION 1.20.

RESTRICTED SECURITIES.

SECTION 1.21.

SECURITIES ACT OF 1933.

SECTION 1.22.

SHARES.

SECTION 1.23.

UNITED STATES.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.01.

FORM AND TRANSFERABILITY OF RECEIPTS.

SECTION 2.02.

DEPOSIT OF SHARES.

SECTION 2.03.

EXECUTION AND DELIVERY OF RECEIPTS.

SECTION 2.04.

TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS.

SECTION 2.05.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

SECTION 2.06.

LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS AND WITHDRAWING OF DEPOSITED SECURITIES.

SECTION 2.07.

LOST RECEIPTS, ETC.

SECTION 2.08.

CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

SECTION 2.09.

PRE-RELEASE OF RECEIPTS.

SECTION 2.10.

MAINTENANCE OF RECORDS.

SECTION 2.11.

UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.01.

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

SECTION 3.02.

LIABILITY OF OWNER FOR TAXES.

SECTION 3.03.

WARRANTIES ON DEPOSIT OF SHARES.

ARTICLE 4.

THE DEPOSITED SECURITIES.

SECTION 4.01.

CASH DISTRIBUTIONS.

SECTION 4.02.

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

SECTION 4.03.

DISTRIBUTIONS IN SHARES.

SECTION 4.04.

RIGHTS.

SECTION 4.05.

CONVERSION OF FOREIGN CURRENCY.

SECTION 4.06.

FIXING OF RECORD DATE.

SECTION 4.07.

VOTING OF DEPOSITED SECURITIES.

SECTION 4.08.

CHANGES AFFECTING DEPOSITED SECURITIES.

SECTION 4.09.

REPORTS.

SECTION 4.10.

LISTS OF RECEIPT OWNERS.

SECTION 4.11.

WITHHOLDING.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.01.

MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY.

SECTION 5.02.

PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE ISSUER.

SECTION 5.03.

OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE ISSUER.

SECTION 5.04.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY.

SECTION 5.05.

THE CUSTODIANS.

SECTION 5.06.

NOTICES AND REPORTS.

SECTION 5.07.

ISSUANCE AND DISTRIBUTION OF ADDITIONAL SHARES, RIGHTS, ETC.

SECTION 5.08.

INDEMNIFICATION.

SECTION 5.09.

CHARGES OF DEPOSITARY.

SECTION 5.10.

RETENTION OF DEPOSITARY DOCUMENTS.

SECTION 5.11.

EXCLUSIVITY.

SECTION 5.12.

AVAILABLE INFORMATION.

SECTION 5.13.

LIST OF RESTRICTED SECURITIES OWNERS.

ARTICLE 6.

AMENDMENT AND TERMINATION.

SECTION 6.01.

AMENDMENT.

SECTION 6.02.

TERMINATION.

ARTICLE 7.

MISCELLANEOUS.

SECTION 7.01.

COUNTERPARTS.

SECTION 7.02.

NO THIRD PARTY BENEFICIARIES.

SECTION 7.03.

SEVERABILITY.

SECTION 7.04.

HOLDERS AND OWNERS AS PARTIES; BINDING EFFECT.

SECTION 7.05.

NOTICES.

SECTION 7.06.

GOVERNING LAW.

SECTION 7.07.

SURVIVAL.

SECTION 7.08.

ASSIGNMENT.

SECTION 7.09.

HEADINGS.

SECTION 7.10.

COMPLIANCE WITH U.S. SECURITIES LAWS.

EXHIBIT A

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DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of May 28, 1998 as amended and restated as of October 25, 1999, December 3, 1999, December 31, 2001, and as further amended and restated as of _________________, 2010 among NATIONAL BANK OF GREECE S.A., organized under the laws of Greece (herein called the Issuer), THE BANK OF NEW YORK MELLON (f/k/a/ The Bank of New York), a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Issuer and the Depositary entered into an amended and restated deposit agreement dated as of December 31, 2001; and

WHEREAS, the Issuer and the Depositary now wish to further amend and restate the Deposit Agreement to, among other things, provide for the creation of uncertificated American Depositary Shares; and

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Issuer from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited, in specified circumstances and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1.

Account Operator.

The term “Account Operator” shall mean any member of the Athens Stock Exchange or custodian or the Central Securities Depositary who is entitled to operate an Investor Account.

SECTION 1.2.

American Depositary Shares.

The term “American Depositary Shares” shall mean the securities representing rights with respect to the Deposited Securities.  American Depositary Shares may be evidenced by the Receipts or uncertificated securities issued hereunder.  Each American Depositary Share shall represent the number of shares as specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.3.

Articles.

The term “Articles” shall mean the Charter of the Issuer, as the same may be amended or supplemented from time to time.

SECTION 1.4.

Article; Section.

Wherever references are made in this Deposit Agreement to an “Article” or “Articles” or to a “Section” or “Sections”, such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

SECTION 1.5.

Beneficial Owner.

The term “Beneficial Owner” shall mean any person owning any beneficial interest in a Receipt issued hereunder but who is not the Owner of such Receipt.

SECTION 1.6.

Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.7.

Custodian.

The term “Custodian” shall mean the principal Athens, Greece office of National Bank of Greece, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.8.

Dematerialised Securities System.

The term “Dematerialised Securities System”, shall mean the computerised procedure for the registration of dematerialised securities and the monitoring of changes and balances of Securities thereon, as well as the respective operational system run by the Central Securities Depositary S.A. in Athens, Greece.

SECTION 1.9.

Deposit Agreement.

The term “Deposit Agreement” shall mean this amended and restated Deposit Agreement and all exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.10.

Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation and any successor as depositary hereunder.  The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the corporate trust office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.11.

Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof and at such time held hereunder, subject to the provisions of Section 4.05 with regard to cash.

SECTION 1.12.

Dollars; Drachmas; Euro.

The term “Dollars” and the symbol “$” shall mean United States dollars. The term “Drachmas” and the symbol “GRD” shall mean Greek drachmas or any other lawful currency of Greece. The term “Euro” and the symbol “€” shall mean the common currency of the participating member countries in the European Monetary Union.

SECTION 1.13.

Foreign Currency.

The term “Foreign Currency” shall mean any currency other than Dollars.

SECTION 1.14.

Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Issuer for the transfer and registration of Shares.

SECTION 1.15.

Investor Account.

The term “Investor Account” shall mean the account in the Dematerialised Securities System in which the dematerialised securities of an investor are registered pursuant to the relevant Greek securities regulations.

SECTION 1.16.

Issuer.

The term “Issuer” shall mean National Bank of Greece S.A., a company organized under the laws of Greece, and its successors.

SECTION 1.17.

Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.18.

Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder in substantially the form of Exhibit A hereto, evidencing American Depositary Shares.

SECTION 1.19.

Registrar.

The term “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrars appointed by the Depositary.

SECTION 1.20.

Restricted Securities.

The term “Restricted Securities” shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which are subject to other restrictions on sale or deposit under the laws of the United States or Greece, or under a shareholder agreement or the Articles of Association and By-laws of the Issuer.

SECTION 1.21.

Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.22.

Shares.

The term “Shares” shall mean ordinary shares in registered form of the Issuer, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares, in dematerialised (book-entry) form.

SECTION 1.23.

United States.

The term “United States” shall, except as otherwise provided in this Deposit Agreement or the Receipts, mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1.

Form and Transferability of Receipts.

(a)

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to be a duly authorized signatory of the Depositary prior to the execution and delivery of such Receipts by the Registrar or was not a duly authorized signatory of the Depositary on the date of issuance of such Receipts.

The Receipts may, and upon the written request of the Issuer shall be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or the Articles as may be required by the Depositary or the Issuer or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which the American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

(b)

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of this Agreement, including without limitations Sections 2.04 and 2.06, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

SECTION 2.2.

Deposit of Shares.

(a)

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by their registration thereof to the Investor Account which the Depositary keeps with the Dematerialised Securities System and to which any Custodian hereunder is appointed, accompanied by any appropriate instrument or instruments of transfer, in form satisfactory to the Custodian, together with all such certifications and payments as may be required from the individual depositing the underlying Shares or any governmental agency, stock exchange, etc., by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares.

(b)

No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Greece and any necessary approval has been granted by any governmental body under the laws of Greece, if any, which is then performing the function of the regulation of currency exchange, including a certificate by or on behalf of the person depositing such Shares that there are no restrictions under Greek exchange control laws then in force that are applicable to the transfer to the Depositary of dividends or any other rights arising out of the Depositary's acquisition, holding or disposal of such Shares within or outside Greece or to the receipt of proceeds upon disposal of such Shares or the conversion, by or on behalf of the Depositary, of such amounts denominated in Drachmas into any other currency.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such Deposited Securities, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

(c)

At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive evidence of Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such evidence to the Custodian for deposit hereunder.

(d)

Upon each delivery to a Custodian of evidence of Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, subsequent to receipt by the Depositary or its nominee or the Custodian of any required government approvals, present such evidence to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

(e)

Deposited Securities shall be held by the Depositary or by a Custodian in the name of the Depositary, if applicable, for the benefit of the Owners and Beneficial Owners.

SECTION 2.3.

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open and if the Depositary or its nominee or the Custodian has presented such certificates to the Issuer or the Foreign Registrar and the Depositary so requires, a proper acknowledgment or other evidence from the Issuer or the appointed agent of the Issuer for transfer and registration of Shares which may but need not be the Foreign Registrar, as the case may be, satisfactory to the Depositary that any Deposited Securities in registered form have been recorded upon the books of the Issuer or the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified and pursuant to Section 2.06, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts is or are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.

Upon receiving such notice from such Custodian, the Depositary or its agent, subject to this Deposit Agreement shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a certificated Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but, in either case, (A) only upon payment to the Depositary or Custodian of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited shares and (B) subject to the other terms of this Deposit Agreement and the provisions of the Articles and of the Deposited Securities. Receipts may only be executed and delivered under this Section 2.3 evidencing five (5) American Depositary Shares or any integral multiple thereof.

SECTION 2.4.

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, including payment of the fees of the Depositary as provided in Section 5.09, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States and of Greece.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as evidenced by the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of Receipts or Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5.

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Articles and the Deposited Securities, the Owner of such Receipt acting for itself or on behalf of the Beneficial Owner, as the case may be, shall be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest.  Delivery of such Deposited Securities may be made, as permitted by applicable law, by the registration of such Deposited Securities in an Investor Account which the Owner of such Receipt shall have opened with the Dematerialised Securities System or the delivery of any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such registration shall be made, as hereinafter provided, without unreasonable delay. Receipts cancelled under this Section 2.05 may only evidence five (5) American Depositary Shares or any integral multiple thereof.  If any American Depositary Shares are surrendered but not cancelled pursuant to the preceding sentence, the Depositary shall execute and deliver a Receipt or Receipts evidencing the balance of American Depositary Shares not so cancelled to the person or persons surrendering the same.

A Receipt surrendered under this Section 2.05 may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be registered, as provided for above or delivered to or upon the written order of a person or persons designated in such order, as permitted by applicable law.  Thereupon the Depositary shall direct the Custodian to register in the Investor Account, as provided for above, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement and the Articles, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary and as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, or Beneficial Owner submitting such written instructions for delivery and for the account of such Owner, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property other than rights comprising, and forward evidence by the Central Securities Depositary S.A. and or the Issuer and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or beneficial interest to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6.

Limitations on Execution and Delivery, Transfer and Surrender of Receipts and Withdrawing of Deposited Securities.

(a)

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or transfer or withdrawal of any Deposited Securities, or adjustment of the Depositary's records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal, the Depositary, the Issuer, the Custodian or the Registrar may require payment from the Owner, the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax, duty or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement.

(b)

The delivery of Receipts against deposits of Shares generally or against or in order to reflect deposits of particular Shares may be suspended, or deposits of Shares may be withheld, or the registration of transfer of Receipts in particular instances may be withheld, or the registration of transfer of outstanding Receipts, their split-up or combination may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Issuer or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of Section 7.07 hereof.  Notwithstanding any other provision of this Deposit Agreement (other than Section 7.10) or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities, may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary shall not execute and deliver Receipts under Section 2.03, or accept for surrender and cancellation Receipts under Section 2.05, except to the extent such Receipts evidence five (five) American Depositary Shares, or any integral multiple thereof.

SECTION 2.7.

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8.

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled. The Depositary shall keep such records of all Receipts outstanding and of their payment, cancellation and destruction as are required under applicable Stock Transfer Association rules.

SECTION 2.9.

Pre-Release of Receipts.

Notwithstanding Section 2.03 hereof, and unless requested in writing by the Issuer to cease doing so, the Depositary may execute and deliver Receipts prior to the registration of Shares pursuant to Section 2.02 (“Pre-Release”).  The Depositary may, pursuant to Section 2.05, register Shares in Investor Accounts upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) beneficially owns the Shares or Receipts to be delivered to the Depositary, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners or Beneficial Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners and Beneficial Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10.

Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

SECTION 2.11.

Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.1.

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of this Deposit Agreement or such information relating to the registration on the books of the Issuer or the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipt until such proof or other information is filed or such certificates are executed or such representations and warranties made.  Upon the written request of the Issuer, the Depositary shall provide the Issuer, in a timely manner, with copies of all such certificates, proofs of citizenship or residence and such written representations and warranties provided to the Depositary under this Section 3.01.  Each Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this paragraph.

SECTION 3.2.

Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary, and such Owner or Beneficial Owner shall be deemed liable therefor.  The Depositary may refuse to effect registration of transfer of such Receipt or any split-up or combination thereof or any transfer and withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, duty, or other governmental charge (and any taxes and expenses arising or incurred as a result of effecting any such sale) and the Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.3.

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

ARTICLE 4.

THE DEPOSITED SECURITIES.

SECTION 4.1.

Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Issuer on any Deposited Securities, subsequent to receipt thereof from the Issuer, the Depositary shall, if such cash is received in Foreign Currency, subject to the provisions of Section 4.05 as promptly as practicable convert such dividend or distribution into Dollars and shall distribute, as soon as practicable, the amount thus received (net of the fees of the Depositary as provided in Section 5.09, if applicable ) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Security an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to owners entitled thereto.  The Issuer or its agent, the Custodian or the Depositary, as appropriate will remit to the appropriate governmental authority or agency in Greece all amounts (if any) required to be withheld and owing to such authority or agency.  The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.2.

Distributions Other than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Custodian shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, subsequent receipt thereof from the Issuer, the Depositary shall, after consultation with the Issuer, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any securities law requirements, any requirement that the Issuer, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance with securities laws and such equitable and practicable method as the Depositary shall have adopted.

SECTION 4.3.

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer's approval, subsequent to receipt thereof from the Issuer, and shall if the Issuer shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.09.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

The Depositary may withhold any distribution of Receipts under this Section 4.03 subject to its satisfaction that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act.

SECTION 4.4.

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Issuer shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, after consultation with the Issuer, and if requested in writing by the Issuer, shall distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.  If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it may after consultation with the Issuer, and if requested in writing by the Issuer, shall sell the rights, warrants or other instruments at public or private sale in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts or otherwise.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver to such Owner.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Issuer to offer such rights to Owners and sell the securities upon the exercise of such rights to Owners, the Depositary will not offer such rights to the Owners having an address in the United States unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Issuer shall have no obligation to prepare and file a registration statement for any purpose.

SECTION 4.5.

Conversion of Foreign Currency.

Subject to any restrictions imposed by the laws of Greece, regulations or applicable permits issued by any governmental body in Greece, if any, which is then performing the function of the regulation of currency exchange, whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or Deposited Securities or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars (net of reasonable and customary expenses incurred by the Depositary in conversion of the Foreign Currency) transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments.  Such distribution shall be made in proportion to the number of American Depositary Shares representing Deposited Securities evidenced by Receipts held respectively by such Owners entitling them to such Dollars and may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.6.

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or if the Depositary has the right to vote the Shares or other Deposited Securities represented by the American Depositary Shares, whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary shall find it necessary or convenient in respect of any matter, the Depositary shall fix a record date, which shall be as near as practicable to any corresponding record date set by the Issuer, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give or forward instructions for the exercise of voting rights at any such meeting, or (iii) entitled to receive information on such meeting as provided herein, (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively and to give or forward voting instructions, to exercise the rights of Owners hereunder with respect to such changed number of Shares and to act in respect of any other such matter.

SECTION 4.7.

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, (b) a statement that the Owners of American Depositary Shares as of the close of business on a specified record date will be entitled, subject to any applicable provision of Greek law and of the Articles of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer and (d) a statement that by instructing the Depositary as to the exercise of voting rights with respect to the Deposited Securities such Owner will be deemed (i) to authorize the Depositary to cause the number of Deposited Securities evidenced by the number of American Depositary Shares held by such Owner to be registered in the name of such Owner in a temporary voting account ten (10) days prior to the date on which such vote is to occur and immediately after such vote to register such Deposited Securities in the name of the Depositary or the Custodian or their respective nominees, and (ii) to authorize the Issuer and the Depositary to make such other arrangements as they may deem necessary or advisable consistent with Greek law, the Articles of the Issuer and the terms of the Deposited Securities to permit the Depositary to carry out such instructions, and (iii) to agree not to transfer, surrender or otherwise dispose of such Owner's American Depositary Shares representing such Deposited Securities until after the date such vote is to occur.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable, to vote or cause to be voted the amount of Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request and will notify the Issuer in advance of its intentions to so vote or cause to be voted such Deposited Securities as required to preserve such voting rights. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.8.

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Issuer's approval, and shall, if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, and subject to the provisions of Section 4.03, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9.

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also, upon written request, send to the Owners of copies of such reports furnished by the Issuer pursuant to Section 5.06 or, at the reasonable request of the Issuer, will make such notices, reports and communications available to all Owners in the same manner as the Issuer makes them generally available to the holders of Shares or on such other basis as the Issuer may advise the Depositary as being required by law or regulation or any requirement of any stock exchange to which the Issuer may be subject, subject to any limitations imposed by the laws of the United States.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English.

SECTION 4.10.

Lists of Receipt Owners.

Promptly upon request by the Issuer, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11.

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.1.

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement, the Receipts, the Deposited Securities or the Articles.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

The Issuer shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Issuer may request.

SECTION 5.2.

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Greece or any other country, or of any governmental or regulatory authority or stock exchange, including NASDAQ, or by reason of any provision, present or future, of the Articles or the Deposited Securities, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or holder of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or the Articles.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, because of applicable law, or for any other reason such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3.

Obligations of the Depositary, the Custodian and the Issuer.

The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts or Beneficial Owners of Receipts, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts or Beneficial Owners of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4.

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall open an Investor Account with the Dematerialised Securities System, where the Deposited Securities shall be transferred, shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, such predecessor shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment within 30 days to the Owners.

The Depositary will not charge a fee for cancellation of Receipts and withdrawal of Shares, if any, caused solely by the appointment and qualification of a successor depositary.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5.

The Custodians.

The Depositary may from time to time appoint one or more agents, to act for it as Custodian hereunder.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall transfer such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as an Account Operator of the successor depositary’s Account Operator agent hereunder of such successor depositary.

SECTION 5.6.

Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange, to the extent, if any, required by any regulations of the Commission, for the translation into English, if not already in English, and the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares.

If requested in writing by the Issuer (except as provided in Section 4.07), the Depositary will arrange for the mailing of copies of such notices, reports and communications to all Owners.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7.

Issuance and Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event of any distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for any such securities (each a “Distribution”) the Issuer will promptly furnish to the Depositary a written opinion from United States counsel for the Issuer, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a registration statement under the Securities Act is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution.

In the event that such registration under the Securities Act would be required in connection with any such Distribution, the Issuer shall have no obligation to effect such registration. To the extent the Issuer in its discretion deems it necessary or advisable in order to avoid any requirement to register such additional securities under the Securities Act, the Issuer may prevent Owners in the United States from purchasing any such additional securities (whether pursuant to preemptive rights or otherwise) and direct the Depositary not to accept any Shares for deposit for such period of time following the issuance of such additional securities and to adopt such other specific measures as the Issuer may reasonably request in writing.

The Issuer agrees with the Depositary that neither the Issuer nor any affiliate of the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 5.8.

Indemnification.

(a)

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration statement filed with the Commission with respect to the Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence of any of them or the failure of any of them to act in good faith, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

(b)

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or failure to act in good faith.

(c)

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

(d)

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (“the indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

SECTION 5.9.

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out of pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 hereof) or by the Owner, whichever applicable:  (1) taxes and other governmental charges, (2) such registration or other fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or (if applicable) Foreign Registrar or any central securities depository (including, but not limited to, Apothetirio Pitlon S.A.) and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Owners, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04, and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee not in excess of $.015 per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.01 through 4.04 hereof, except for distributions of cash dividends, and (7) a fee for, and the deduction of such fee from, the distribution of proceeds of sales of securities or rights pursuant to Sections 4.02 or 4.04, respectively, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause (7) treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections 4.02 or 4.04, respectively, but which securities or rights are instead sold by the Depositary, and the net proceeds distributed.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10.

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary, unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11.

Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York Mellon is acting as Depositary hereunder, subject, however, to the rights of the Issuer under Section 5.04.

SECTION 5.12.

Available Information.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter call the “Commission”)

SECTION 5.13.

List of Restricted Securities Owners.

From time to time, the Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis.  The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.

AMENDMENT AND TERMINATION.

SECTION 6.1.

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs and other expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2.

Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall in accordance with the provisions of this Deposit Agreement continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  As soon as practicable after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the applicable fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Issuer under Section 5.08.  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09.

ARTICLE 7.

MISCELLANEOUS.

SECTION 7.1.

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be retained by the Depositary and filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt at the Corporate Trust office of the Depositary and the principal corporate office of the Custodian designated by the Custodian during business hours.

SECTION 7.2.

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.

Holders and Owners as Parties; Binding Effect.

The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Articles and of the Receipts by acceptance of the Receipts.  Each Owner agrees that, by accepting a Receipt, such Owner shall hold such Receipt subject to, and with the obligations of, the provisions hereof, the Articles and the Shares.

SECTION 7.5.

Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by registered mail, addressed to the Issuer at 86 Eolou Street, 10232, Athens, Greece, or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, telephone number (212) 815-2089, telecopy number (212) 571-3050, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6.

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.7.

Survival.

The provisions of Section 5.08, 5.09 and 5.12 shall survive any termination of the Deposit Agreement.

SECTION 7.8.

Assignment.

This Deposit Agreement may not be assigned by either the Issuer or the Depositary.

SECTION 7.9.

Headings.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

SECTION 7.10.

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, NATIONAL BANK OF GREECE S.A. and THE BANK OF NEW YORK MELLON have duly executed this agreement as of the day and year first set forth above and all Owners and holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

NATIONAL BANK OF GREECE S.A.

By:__________________________
    Name:
    Title:

THE BANK OF NEW YORK MELLON,
   as Depositary

By:__________________________
    Name:
    Title:

Exhibit A to the Deposit Agreement

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one-fifth of one deposited Share)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES,

NOMINAL VALUE OF EURO 5.00 EACH,

OF

NATIONAL BANK OF GREECE S.A.

(ORGANIZED UNDER THE LAWS OF GREECE)

The Bank of New York Mellon as depositary (hereinafter called the "Depositary"), hereby certifies that __________, or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary shares in registered form, nominal value Euro 5.00 each (herein called "Shares"), of National Bank of Greece S.A., organized under the laws of Greece (herein called the "Issuer").  At the date hereof, each American Depositary Share represents one-fifth of one Share which is either deposited or subject to deposit under the Deposit Agreement at the principal Athens, Greece office of National Bank of Greece (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE BANK OF NEW YORK MELLON,

as Depositary

By: __________________________

              Authorized Signatory

Dated:  _______, _____

Countersigned: _________________________

Authorized Signatory

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

ARTICLE 1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of May 28, 1998 as amended and restated as of October 25, 1999, December 3, 1999, December 31, 2001 and as further amended and restated as of _______________________, 2010 (herein called the "Deposit Agreement"), by and among the Issuer, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting this Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect or in lieu of the Shares deposited or deemed to be deposited thereunder and any and all other securities, property and cash from time to time received in respect or in lieu of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the  Deposit Agreement are on file at the Depositary's Corporate Trust Office in The City of New York and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

ARTICLE 2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Articles and the Deposited Securities, the Owner of such Receipt acting for itself or on behalf of the Beneficial Owner, as the case may be, shall be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest.  Delivery of such Deposited Securities may be made, as permitted by applicable law, by the registration of such Deposited Securities in an Investor Account which the Owner of such Receipt shall have opened with the Dematerialised Securities System or the delivery of any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered under Section 2.05 of the Deposit Agreement may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be registered, as provided for above or delivered to or upon the written order of a person or persons designated in such order, as permitted by applicable law.  Thereupon the Depositary shall direct the Custodian to register in the Investor Account, as provided for above, subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement and the Articles, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary and as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, or Beneficial Owner submitting such written instructions for delivery and for the account of such Owner, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property other than rights comprising, and forward evidence by the Central Securities Depositary S.A. and or the Issuer and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or beneficial interest to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

ARTICLE 3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts on the books of the Depositary from time to time upon surrender of this Receipt, by the Owner hereof in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer and duly stamped as may be required by the laws of the State of New York and the United States and of Greece, and subject to the payment of funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  The Depositary may deliver this Receipt or Receipts in exchange for an unrestricted depositary receipt or unrestricted depositary receipts, upon the same terms and subject to the same conditions as apply to a deposit for this Receipt under Section 2.02(b) of the Deposit Agreement.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or transfer or withdrawal of any Deposited Securities, or adjustment of the Depositary's records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal,  the Depositary, the Issuer, the Custodian or the Registrar may require payment from the Owner, the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax, duty or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

The delivery of Receipts against deposits of Shares generally or against or in order to reflect deposits of particular Shares may be suspended, or deposits of Shares may be withheld, or the registration of transfer of Receipts in particular instances may be withheld, or the registration of transfer of outstanding Receipts, their split-up or combination may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Issuer or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the provisions of Section 7.07 of the Deposit Agreement. Notwithstanding any other provision of the Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities, may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary shall not execute and deliver Receipts under Section 2.03 of the Deposit Agreement, or accept for surrender and cancellation Receipts under Section 2.05 of the Deposit Agreement, except to the extent such Receipts evidence five (5) American Depositary Shares, or any integral multiple thereof.

ARTICLE 4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge will be payable by the Owner hereof to the Depositary, and such Owner or Beneficial Owner shall be deemed liable hereof.  The Depositary may refuse to effect registration of transfer of this Receipt or any split-up or combination thereof or any transfer and withdrawal of Deposited Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, duty, or other governmental charge (and any taxes and expenses arising or incurred as a result of effecting any such sale) and the Owner hereof will remain liable for any deficiency.

ARTICLE 5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

ARTICLE 6.

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of this Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in this Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement or such information relating to the registration on the books of the Issuer or the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipt until such proof or other information is filed or such certificates are executed or such representations and warranties made.  Upon written request of the Issuer, the Depositary shall provide the Issuer, in a timely manner, with copies of all such certificates, proofs of citizenship or residence and such written representations and warranties provided to the Depositary under Section 3.01 of the Deposit Agreement.  Each Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this paragraph.  No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Greece and that any necessary approval has been granted by any governmental body in the laws of Greece, if any, which is then performing the function of the regulation of currency exchange, including a certificate by or on behalf of the person depositing such Shares that there are no restrictions in the Greek exchange control laws then in force that are applicable to the transfer to the Depositary of dividends or any other rights arising out of the Depositary's acquisition, holding or disposal of such Shares within or outside Greece or to the receipt of proceeds upon disposal of such Shares or the conversion, by or on behalf of the Depositary, of such amounts denominated in Drachmas into any other currency.

Upon each delivery to a Custodian of evidence of Shares to be deposited under the Deposit Agreement, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, subsequent to receipt by the Depositary or its nominee or the Custodian of any required government approvals, present such evidence to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian in the name of the Depositary, if applicable, for the benefit of the Owners and Beneficial Owners.

ARTICLE 7.

CHARGES OF DEPOSITARY.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement) or by the Owner, whichever applicable:  (1) taxes and other governmental charges, (2) such registration or other fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or if applicable Foreign Registrar or any central securities depository (including, but not limited to, Apothetirio Pitlon S.A.) and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee not in excess of $.015 per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.01 through 4.04 thereof, except for distributions of cash dividends, and (7) a fee for, and the deduction of such fee from, the distribution of proceeds of sales of securities or rights pursuant to Sections 4.02 or 4.04 of the Deposit Agreement, respectively, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause (7) treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections 4.02 or 4.04 of the Deposit Agreement, respectively, but which securities or rights are instead sold by the Depositary, and the net proceeds distributed.

The Depositary, subject to Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

ARTICLE 8.

PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.03 of the Deposit Agreement, and unless requested in writing by the Issuer to cease doing so, the Depositary may execute and deliver Receipts prior to the registration of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, register Shares in Investor Accounts upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) beneficially owns the Shares or Receipts to be delivered to the Depositary, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners or Beneficial Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners and Beneficial Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 9.

TITLE TO RECEIPTS.

Title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of the Deposit Agreement, including, without limitation, Sections 2.04 and 2.06 of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt, unless such holder is the Owner hereof.

ARTICLE 10.

VALIDITY OF RECEIPT.

This Receipt will not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; and if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual or facsimile `signature of a duly authorized officer of the Registrar.

ARTICLE 11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").

Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission in Washington, D.C.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also, upon written request, send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

ARTICLE 12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Issuer on any Deposited Securities, subsequent to receipt thereof from the Issuer, the Depositary shall, if such cash is received in Foreign Currency, subject to the provisions of Section 4.05 of the Deposit Agreement as promptly as practicable, convert such dividend or distribution into Dollars and shall distribute, as promptly as practicable, the amount thus received (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposit Security an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Custodian shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, subsequent receipt thereof from the Issuer, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any securities law requirements, any requirement that the Issuer, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto, as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance with securities laws and such equitable and practicable method as the Depositary shall have adopted.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer's approval, subsequent to receipt thereof from the Issuer, and shall if the Issuer shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

The Depositary may withhold any distribution of Receipts under Section 4.03 of the Deposit Agreement subject to its satisfaction that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively.

ARTICLE 13.

RIGHTS.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Issuer shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, after consultation with the Issuer, and if requested in writing by the Issuer, shall distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.  If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it may after consultation with the Issuer, and if requested in writing by the Issuer, shall sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts or otherwise.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Owner.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Issuer to offer such rights to Owners and sell the securities upon the exercise of such rights to Owners, the Depositary will not offer such rights to the Owners having an address in the United States unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

Notwithstanding any terms of the Deposit Agreement to the contrary, the Issuer shall have no obligation to prepare and file a registration statement for any purpose.

ARTICLE 14.

CONVERSION OF FOREIGN CURRENCY.

Subject to any restrictions imposed by the laws of Greece, regulations or applicable permits issued by any governmental body in Greece, if any, which is then performing the function of the regulation of currency exchange, whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or Deposited Securities or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars (net of reasonable and customary expenses incurred by the Depositary in conversion of the Foreign Currency) transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments.  Such distribution shall be made in proportion to the number of American Depositary Shares representing Deposited Securities evidenced by Receipts held respectively by such Owners entitling them to such Dollars and may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

ARTICLE 15.

FIXING OF RECORD DATE.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or if the Depositary has the right to vote the Shares or other Deposited Securities represented by the American Depositary Shares, whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be as near as practicable to any corresponding record date set by the Issuer (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give or to forward instructions for the exercise of voting rights at any such meeting, or (iii)entitled to receive information on such meetings as provided in the Deposit Agreement, or (b) for fixing the date on or after which each American  Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively and to give voting instructions, to exercise the rights of Owners under the Deposit Agreement with respect to such changed number of Shares and to act in respect of any other such matter.

ARTICLE 16.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, (b) a statement that the Owners of American Depositary Shares as of the close of business on a specified record date will be entitled, subject to any applicable provision of Greek law and of the Articles of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer and (d) a statement that by instructing the Depositary as to the exercise of voting rights with respect to the Deposited Securities such Owner will be deemed (i) to authorize the Depositary to cause the number of Deposited Securities evidenced by the number of American Depositary Shares held by such Owner to be registered in the name of such Owner in a temporary voting account ten (10) days prior to the date on which such vote is to occur and immediately after such vote to register such Deposited Securities in the name of the Depositary or the Custodian or their respective nominees, (ii) to authorize the Issuer and the Depositary to make such other arrangements as they may deem necessary or advisable consistent with Greek law, the Articles of the Issuer and the terms of the Deposited Securities to permit the Depositary to carry out such instructions, and (iii) to agree not to transfer, surrender or otherwise dispose of such Owner's American Depositary Shares representing such Deposited Securities until after the date such vote is to occur.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request and will notify the Issuer in advance of its intentions to so vote or cause to be voted such Deposited Securities as required to preserve such voting rights. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

ARTICLE 17.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary, with the Issuer's approval, may and shall, if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, and subject to the provisions of Section 4.03 of the Deposit Agreement, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

ARTICLE 18.

LIABILITY OF THE ISSUER AND DEPOSITARY.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Greece or any other country, or of any governmental or regulatory authority or stock exchange, other than NASDAQ, or by reason of any provision, present or future, of the Articles or the Deposited Securities, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, employees, agents or affiliates  incur any liability to any Owner or holder of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Articles.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, because of applicable law, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Issuer assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owners or holders of Receipts or Beneficial Owners of Receipts, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owners or holders of Receipts or Beneficial Owners of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Issuer shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration statement filed with the Commission with respect to the Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence of any of them or the failure of any of them to act in good faith, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or failure to act in good faith.

The obligations set forth in Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified person.

Any person seeking indemnification under the Deposit Agreement (an "indemnified person") shall notify the person from whom it is seeking indemnification ("the indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights under Section 5.08 of the Deposit Agreement) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

ARTICLE 19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  In case at any time the Depositary shall resign or be removed, the Issuer will use its reasonable efforts to appoint a successor depositary, which will be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall open an Investor Account with the Dematerialised Securities System, where the Deposited Securities shall be transferred, will execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, such predecessor will duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and will deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary will promptly mail notice of its appointment within 30 days to the Owners.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians.

The Depositary will not charge a fee for cancellation of Receipts and withdrawal of Shares, if any, caused solely by the appointment and qualification of a successor depositary.

ARTICLE 20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs and other expenses), or which shall otherwise prejudice any substantial existing right of Owners will, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment, at or after the Effective Time, impair the right of the Owner of this Receipt to surrender such Receipt and receive herefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

ARTICLE 21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement.  On and after the date of termination, the Owner of this Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall in accordance with the provisions of the Deposit Agreement continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  As soon as practicable after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the applicable fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Issuer under Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

ARTICLE 22.

COMPLIANCE WITH U.S. SECURITIES LAWS

Notwithstanding anything in the Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

ARTICLE 23.

UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

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